INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in a Registration Statement on Form S-8 covering a Stock Option and Stock Appreciation Rights Plan relating to 700,000 common shares and a Registration Statement No. 33-94040 on Form
S-3 of Computer Outsourcing Services, Inc. of our report dated January 10, 1997 appearing in this Annual Report on Form 10-KSB for the year ended October 31, 1996

/s/ Deloitte & Touche LLP

New York, New York
January 27, 1997